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Exhibit 11.0

Computation of per Share Earnings

                                                    Three Months Ended
                                                         March 31,
                                             --------------------------------
                                                  2003              2002
                                             --------------    --------------
Net Income                                       $1,236,765        $1,100,432
                                             ==============    ==============
Average shares outstanding                        1,960,824         1,939,724
                                             ==============    ==============
Basic earnings per share                         $      .63        $      .57
                                             ==============    ==============

Net Income                                       $1,236,765        $1,100,432
                                             ==============    ==============
Average shares outstanding                        1,960,824         1,939,724
Net effect of dilutive stock options                 19,123            10,967
                                             --------------    --------------
Adjusted shares outstanding                       1,979,947         1,950,421
                                             ==============    ==============
Basic earnings per share                         $      .62        $      .56
                                             ==============    ==============